Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

May 14, 2004

Debra J. Richardson, Sr. Vice President

(515) 273-3551, drichardson@american-equity.com

John M. Matovina, Vice Chairman

(515) 273-3552, jmatovina@american-equity.com
D. J. Noble, Chairman
(515) 457-1705, dnoble@american-equity.com

American Equity Investment Life Holding Company
Postpones Senior Notes Offering

WEST DES MOINES, Iowa (May 14, 2004) – American Equity Investment Life Holding Company (NYSE:AEL) announced today that it is postponing its previously announced registered offering of $150 million of senior notes due to market conditions.

American Equity Investment Life Holding Company, through its wholly-owned operating subsidiaries, is a full service underwriter of a broad line of annuity and insurance products, with a primary emphasis on the sale of fixed rate and index annuities.  The company’s headquarters are located at 5000 Westown Parkway, Suite 440, West Des Moines, Iowa, 50266.  The mailing address of the company is: P.O. Box 71216, Des Moines, Iowa, 50325.

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